EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 for  E Global Marketing  Inc. of my report dated December 23, 2008, appearing in the Prospectus, which is part of this amendment. I also consent to the reference to the firm under the heading "Experts" in such Prospectus.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
March 12, 2009